A special meeting of each fund's shareholders was held on June 16, 2004. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval.*
	# of Votes	% of Votes
Affirmative	1,424,454,891.25	69.378
Against	490,572,987.97	23.893
Abstain	130,698,214.71	6.366
Broker Non-Votes	7,454,008.00	.363
TOTAL	2,053,180,101.93	100.000
PROPOSAL 2
To elect a Board of Trustees.*
	# of Votes	% of Votes
J. Michael Cook
Affirmative	1,853,928,575.42	90.295
Withheld	199,251,526.51	9.705
TOTAL	2,053,180,101.93	100.000
Ralph F. Cox
Affirmative	1,851,176,768.57	90.161
Withheld	202,003,333.36	9.839
TOTAL	2,053,180,101.93	100.000
Laura B. Cronin
Affirmative	1,853,738,231.83	90.286
Withheld	199,441,870.10	9.714
TOTAL	2,053,180,101.93	100.000
Robert M. Gates
Affirmative	1,853,941,934.75	90.296
Withheld	199,238,167.18	9.704
TOTAL	2,053,180,101.93	100.000
	# of Votes	% of Votes
George H. Heilmeier
Affirmative	1,853,490,462.89	90.274
Withheld	199,689,639.04	9.726
TOTAL	2,053,180,101.93	100.000
Abigail P. Johnson
Affirmative	1,849,591,033.99	90.084
Withheld	203,589,067.94	9.916
TOTAL	2,053,180,101.93	100.000
Edward C. Johnson 3d
Affirmative	1,850,789,396.31	90.143
Withheld	202,390,705.62	9.857
TOTAL	2,053,180,101.93	100.000
Donald J. Kirk
Affirmative	1,851,658,349.91	90.185
Withheld	201,521,752.02	9.815
TOTAL	2,053,180,101.93	100.000
Marie L. Knowles
Affirmative	1,853,911,420.81	90.295
Withheld	199,268,681.12	9.705
TOTAL	2,053,180,101.93	100.000
Ned C. Lautenbach
Affirmative	1,852,436,512.85	90.223
Withheld	200,743,589.08	9.777
TOTAL	2,053,180,101.93	100.000
Marvin L. Mann
Affirmative	1,852,075,705.03	90.205
Withheld	201,104,396.90	9.795
TOTAL	2,053,180,101.93	100.000
William O. McCoy
Affirmative	1,850,508,825.44	90.129
Withheld	202,671,276.49	9.871
TOTAL	2,053,180,101.93	100.000
	# of Votes	% of Votes
Robert L. Reynolds
Affirmative	1,852,464,565.33	90.224
Withheld	200,715,536.60	9.776
TOTAL	2,053,180,101.93	100.000
William S. Stavropoulos
Affirmative	1,852,405,738.22	90.221
Withheld	200,774,363.71	9.779
TOTAL	2,053,180,101.93	100.000
PROPOSAL 3
To modify the fundamental investment objective of each of Fidelity New York Municipal Money Market Fund and Spartan New York Municipal Money Market Fund.
Fidelity New York Municipal Money Market Fund
	# of Votes	% of Votes
Affirmative	1,189,954,496.13	82.121
Against	138,111,456.09	9.531
Abstain	118,469,911.77	8.176
Broker Non-Votes	2,494,078.00	.172
TOTAL	1,449,029,941.99	100.000
Spartan New York Municipal Money Market Fund
	# of Votes	% of Votes
Affirmative	495,615,953.21	82.035
Against	71,219,993.37	11.789
Abstain	32,354,283.36	5.355
Broker Non-Votes	4,959,930.00	.821
TOTAL	604,150,159.94	100.000
* Denotes trust-wide proposals and voting results.